Exhibit 8.1

Troutman Sanders llp
ATTORNEYS AT LAW
BANK OF AMERICA PLAZA
600 PEACHTREE STREET, N.E. — SUITE 5200
ATLANTA, GEORGIA 30308-2216
www.troutmansanders.com
TELEPHONE: 404-885-3000
FACSIMILE: 404-885-3900
October [___], 2009
PAB Bankshares, Inc.
3250 North Valdosta Road,
Valdosta, Georgia 31602

Re:	Registration Statement on Form S-1 (Registration Number [INSERT])
Ladies and Gentlemen:
     We have acted as tax counsel to PAB Bankshares, Inc., a Georgia corporation (“PAB”), in connection with the registration statement on Form S-1 (the “Registration Statement”) filed by PAB under the Securities Act of 1933 relating to a distribution by PAB of certain non-transferable subscription rights to holders of PAB common stock to purchase units each consisting of one share of PAB common stock and one warrant to purchase .25 of a share of PAB common stock (the “Rights Offer”).
     For purposes of our opinion set forth below, we have examined and, with the consent of PAB, relied upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the Registration Statement, written certificates (the “Certificates”) from officers of PAB verifying certain relevant facts that have been represented to us, and such other documents as we have deemed necessary and appropriate for the purposes of this opinion. In our examination of documents, we have assumed that all documents submitted to us as copies faithfully reproduce the original thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.
     In rendering our opinions, we have assumed (i) the initial and continuing accuracy of the statements and facts concerning the Rights Offer set forth in the Registration Statement and the Certificates and (ii) that the transactions related to the Rights Offer will be consummated in the manner contemplated by the Registration Statement. We have not, however, undertaken any independent investigation of any factual matter set forth in either of the Registration Statement or the Certificates.

Troutman Sanders llp
ATTORNEYS AT LAW
PAB Bankshares, Inc.
October [—], 2009
     Our opinion is based on the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, each as amended from time to time and as in existence as of the date hereof, and on existing administrative and judicial interpretations thereof. Legislation enacted, administrative action taken, administrative interpretations or rulings, or judicial decisions promulgated or issued subsequent to the date hereof may result in tax consequences different from those anticipated by our opinions herein. We assume no responsibility to inform you of any such changes or inaccuracies that may occur or come to our attention. Additionally, our opinion is not binding on the Internal Revenue Service or any court, and there can be no assurance that contrary positions may not be taken by the Internal Revenue Service.
     Based upon and subject to the assumptions, limitations and qualifications set forth above and in such discussion, we are of the opinion that, insofar as it summarizes United States federal income tax law, the discussion set forth in the Registration Statement under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES,” is accurate in all material respects.
     We express no opinion concerning any matters other than those specifically set forth herein.
     We are furnishing this opinion to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,